SEVERANCE AGREEMENT
                               -------------------

     This Severance Agreement (the "Agreement") is dated October 1, 2004. This Agreement is made as a mutually agreed compromise among the parties for the complete and final settlement of all claims, differences, and alleged causes of action existing between them as of the date of this Agreement.

                                     PARTIES
                                     -------

     The Parties to this Agreement are Gexa Corp. (the "Company") and James Burke ("Executive"). The Company and Executive are referred to collectively as the "Parties."

                                    PREAMBLE
                                    --------

     WHEREAS, Executive was previously employed as the President and Chief Operating Officer of the Company, pursuant to an Employment Agreement dated October 18, 2003, as amended (the "Employment Agreement");

     WHEREAS, Executive's last day of employment as President and Chief Operating Officer of the Company pursuant to the Employment Agreement shall be October 19, 2004 (the "Resignation Date");

     WHEREAS, the Parties intend that this Agreement shall govern all issues related to Executive's employment and separation from the Company;

     WHEREAS, the Company has advised Executive in writing to consult with a lawyer respecting this Agreement;

     WHEREAS, Executive has had an opportunity to consult with independent counsel with respect to the terms, meaning and effect of this Agreement, including but not limited to, the release of all claims in Section 7 hereof;

     WHEREAS, Executive understands that the Company regards the above representations as material and that the Company is relying on these representations in entering into this Agreement; and

     WHEREAS, the Parties desire to settle and compromise any and all claims or potential claims between them which arose on or before the date of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.       Definitions.

     1.1 When used in this Agreement, "Company and/or its Affiliates" shall mean and include Gexa Corp., a Texas corporation, and all of its predecessors, successors, parents, subsidiaries, divisions or other affiliated companies, partners, partnerships, assigns, present and former officers, directors, employees, shareholders, agents, employee benefit plans or programs and fiduciaries of the employee benefit plans or programs, whether in their individual or official capacities.

2.       Resignation by Executive.

     2.1 Effective on October 19, 2004, Executive shall resign all positions he holds as an officer or director of the Company and/or its Affiliates, and shall provide a letter of resignation to the Company in the form attached as Exhibit 1.

     2.2 The Company shall publish the press release attached as Exhibit 2 to this Agreement, which was reviewed by and agreed to in advance by the Executive.

3. Termination of the Employment Agreement. The Parties agree that the Employment Agreement is hereby terminated and of no further force and effect as of the Resignation Date, and no payments or benefits are due or payable thereunder, except that paragraphs 7, 8 and 10 (respecting confidential information, non-solicitation and remedies) of the Employment Agreement shall survive termination.

4.       Severance Payments to Executive.

     4.1 The Company agrees to continue to pay Executive his base salary as in effect on the date hereof at a monthly rate of $16,666.67 through December 31, 2004 (the "Severance Period"), on the dates and in the manner the Company presently pays its other employees. The Executive will be entitled to no bonus relating to his performance or employment on or before the Resignation Date.

     4.2 During the Severance Period, the Executive shall not continue to participate under the Company's 401(k) plan.

     4.3 No additional vacation time will accrue during the Severance Period or thereafter. All accrued unpaid vacation held by the Executive as of the Resignation Date is hereby forfeited.

     4.4 Except as otherwise provided in Section 5, Executive's participation in all other employee benefit plan and programs maintained by the Company and/or its Affiliates shall cease on December 31, 2004, in accordance with the plan's terms. If Executive timely elects to continue his group medical insurance coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), then Executive shall be responsible for all premiums to maintain such coverage as required under COBRA under the Company's plan (to the extent such coverage is available) during and after the Severance Period.

5.       Stock Options & Restricted Stock.

     5.1 Executive and the Company agree that Executive holds 25,000 shares ("Restricted Stock") of the Company's common stock, par value $.01 ("Common Stock"), as described on the attached Exhibit 3. As used herein, "Share" shall mean a share of Common Stock; and "Option Shares" shall mean Shares that are issued or issuable upon the exercise of the Options. The Restricted Stock and Options were issued pursuant to the Employment Agreement.

     5.2 The Company agrees that:

     a. all shares of Restricted Stock shown in Exhibit 3 hereto have been and are fully vested. The Restricted Stock were issued on October 18, 2003. The only restrictions on the sale or transfer of the Restricted Stock are the restrictions imposed by the Securities Act of 1933, as amended (the "1933 Act") and, after October 18, 2004, the Shares of the Restricted Stock may be sold in compliance with Rule 144 or another available exception from registration under the 1933 Act, subject to the applicability of any limitations imposed under SEC Rue 10b-5. The Options covering 350,000 Shares of the Company's Common Stock are currently vested as to 116,667 of those Shares, and shall vest as to an additional 116,667 of those shares on October 18, 2004. Under the terms of the Employment Agreement, the remaining 116,666 of the Options are to vest on October 18, 2005. However, the parties have agreed to amend the vesting schedule in the Employment Agreement so that the vesting of the Options as to such remaining 116,666 Shares will occur only upon a Change of Control if such Change of Control occurs on or before December 31, 2005; provided, however, if the Company shall have entered into an agreement or letter of intent with respect to a Change of Control on or before December 31, 2005, then the vesting date shall be extended to January 1, 2007. If the Change of Control does not occur on or before December 31, 2005 (as may be extended as provided in the preceding sentence), the vesting of the Options as to such remaining 116,666 Shares will not vest and will not be exercisable. Any vested Options may be exercised, in whole or in part, on or before April 1, 2007; all of the unexercised Options then outstanding, vested and unvested, will terminate and expire and be of no further force and effect after April 2, 2007.

     b. the exercise price of the Option has been and remains $2.25 per share (the Option Price"). The Options shall be exercised by the delivery of a signed written notice of exercise to the Company. The notice shall set forth the number of shares with respect to which the Option is to be exercised. The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value (as defined below) at the time of exercise equal to the total Option Price (provided that the shares which are tendered must have been held by the Executive for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) by a combination of (i), (ii), and (iii) above. Any payment in Shares shall be effected by the surrender of such shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised.

     Option Price may also be paid by effecting a "cashless exercise" with a broker of the Option), subject to applicable securities law restrictions and tax withholdings. A "cashless exercise" of an Option is a procedure by which a broker provides the funds to the Executive to effect an Option exercise. At the direction of the Executive, the broker will either (i) sell all of the Shares received when the Option is exercised and pay the Executive the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker) or (ii) sell enough of the Shares received upon exercise of the Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Executive (either directly or through the Company) a stock certificate for the remaining Shares. In no event will the Company allow the Option Price to be paid with a form of consideration, including a loan or a "cashless exercise," if such form of consideration would violate the Sarbanes-Oxley Act of 2002 as determined by the Company in its good faith discretion.

     If the Company has allowed or allows any of its executives to exercise their options other than through the payment of cash, it shall permit Executive to avail himself of such alternative methods for effecting the exercise of his Options.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Executive, in the name of the Executive or other appropriate recipient, share certificates for the number of Shares purchased under the Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Executive or other appropriate recipient.

     The term Fair Market Value of one Share of Common Stock of the Company on the date in question shall mean (i) the closing sales price as reported on the consolidated reporting system for the securities exchange(s) on which shares are then listed or admitted to trading (as reported in the Wall Street Journal or other reputable source), or (ii) if not so reported, the average of the closing bid and asked prices for a share as quoted on the Nasdaq Stock Market, Inc. ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of common stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

     If the Company is not a publicly held corporation at the time a determination of the Fair Market Value of the common stock is required to be made hereunder, the determination of Fair Market Value shall be made by the Board of Directors of the Company in its discretion exercised in good faith and in a manner consistent with other similar determinations. In this respect, the Board may rely on such financial data, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

     c. A "Change of Control" shall be deemed to have occurred upon any of the following events:

     (i) any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and as modified in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than an underwriter temporarily holding securities pursuant to an offering of such securities (a "Person"), becomes as a result of a transaction or event after the date hereof the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding;

     (ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

     (iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

     (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company;

     (v) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board; or

     (vi) the occurrence of any other event that the Board of Directors of the Company determines constitutes a Change in Control with respect to options or other issuances under the Company's 2004 Incentive Plan and/or the taking of any action by the Board of Directors (or committee thereof) after the date hereof that has the effect of accelerating any vesting requirements with respect to a majority of the incentive or other awards issued to the executive officers of the Company.

     d. except as set forth in this Section 5, the terms of the Options remain in full force and effect and subject to the terms of the agreements by which such Options were awarded.

     e. The issuance or transfer of the Shares shall be subject to all applicable federal, state and local laws and regulations and applicable rules and regulations of any exchanges on which such securities are traded or listed and no issuance or transfer shall be made in violation of any of the foregoing.

     f. The Company shall have the right to deduct from any payment made to Executive, or to otherwise require payment by Executive of, prior to the issuance or delivery of any Shares of the Company's Common Stock, any federal, state or local taxes required by law to be withheld by the Company; provided, however, that if the Company has allowed or allows any of its executives to satisfy such withholding obligations in a manner other than payment in cash, it shall permit Executive to avail himself of such alternative methods for satisfying such withholding.

     g. The Option Shares are registered under an S-8 Registration Statement (No. 333-116722) filed with the Securities and Exchange Commission on June 22, 2004. The Company agrees to keep that Registration Statement effective during the term of the Options. The Executive agrees that he will not exercise the Options or sell any of the Option Shares or the Restricted Stock until April 1, 2005, in the Nasdaq market; provided, that the Executive will be permitted to exercise the Options and sell the Option Shares and the Restricted Stock in connection with and pursuant to any Change of Control occurring before April 1, 2005. After April 1, 2005, the Executive will not be subject to any restrictions under the Agreement regarding the exercise of the Options, in accordance with the terms thereof as stated herein, or the sale of the Option Shares.

6. (Left Intentionally Blank)

7. Release by Executive.

     7.1 In consideration of the Company's payments and other concessions described above, Executive releases, discharges and forever holds harmless the Company and its Affiliates from any and all claims, causes of action, demands, costs, fees, debts, penalties, taxes and all liabilities whatsoever, known or unknown, arising on or before the date of this Agreement other than any and all obligations or rights arising under this Agreement and any obligations under the Employment Agreement that survive under Section 3 of this Agreement.

     7.2 Executive's release includes, without limitation, claims at law or equity, sounding in contract (express or implied) or tort arising under federal, state or local law, any claims arising out of the Employment Agreement other than as specified in Section 7.1 above; any claims for any wages, salary, compensation, sick time, benefits, vacation time, paid leave, termination or severance pay, or other remuneration or benefit of any kind; any claim of discrimination and/or retaliation on the basis of race, sex, religion, marital status, sexual preference, national origin, handicap or disability, veteran status, or special disabled veteran status; any claim arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act of 1938, the Texas Commission on Human Rights Act, Chapter 451 of the Texas Labor Code, or the Texas Payday Law, as such statutes may be amended from time to time; any claim arising out of or related to an express or implied employment contract; any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort claims or claims for personal injury or property damage, any claim of fraud or misrepresentation and any personal gain with respect to any claim arising under the qui tam provisions of any state or federal law.

     7.3 Executive agrees that the consideration for his release is in addition to anything of value to which he already is entitled from the Company and/or its Affiliates.

8.       Release by Company.

     8.1 In consideration of Executive's release, the Company releases, discharges and forever holds harmless Executive from any and all claims, causes of action, demands, costs, fees, debts, penalties, taxes and all liabilities whatsoever, known or unknown, arising on or before the date of this Agreement (including, without limitation, claims, causes of action, demands, costs, fees, debts, penalties, taxes and all liabilities whatsoever, known or unknown, claims at law or equity, sounding in contract (express or implied) or tort arising under federal, state or local law, any claims arising out of the Employment Agreement other than as in this Section 8.1), except that the Company is not releasing any rights related to this Agreement, including but not limited to, rights under paragraphs 7, 8 and 10 of the Employment Agreement.

9.       Confidentiality.

     9.1 Both Parties shall keep strictly confidential all the terms and conditions, including amounts, in the Agreement and shall not disclose them to any person other than legal and/or financial advisors, government officials who seek such information in the course of their official duties, individuals at the Company responsible for implementing the Agreement, or Executive's spouse, unless compelled to do so by law or regulation, or business necessity (including Securities Exchange Commission or tax reporting obligations). Nothing in this
Section is intended to prevent Executive from disclosing the fact that he was employed by the Company or from describing his employment duties.

10.      Litigation Support.

     10.1 In the event and for so long as the Company is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand brought against (a) the Company and/or its Affiliates or (b) the Executive in his capacity of employee, director or officer of the Company in connection with any fact, situation, circumstance, status, condition, activity practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Company, then Executive will reasonably cooperate with the Company or its counsel in the contest or defense, and provide such testimony and access to his books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the Company. The Executive further agrees to not provide assistance of any kind, other than as required by law, to any party to assist in pursuing any currently pending or threatened claim, litigation, arbitration, mediation, administrative hearing or other legal proceedings against the Company.

     10.2 Notwithstanding any alleged or actual intentional, grossly negligent, negligent, or other wrongdoing of Executive, the Company shall indemnify, defend and hold harmless the Executive, against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions by the Executive in any of his capacities as employee, agent, officer or director of the Company or one or more of its Affiliates, or taken by him at the request of the Company or one of the Affiliates of the Company to the fullest extent that the Company (or an Affiliate, as the case may be) is permitted to indemnify its directors and officers under the laws of its jurisdiction of incorporation, and its certificate of incorporation and bylaws (or comparable organizational documents) as in effect on the date hereof (and the Company shall also advance expenses as incurred to the fullest extent permitted under applicable law). Without limiting the foregoing, the Company shall honor all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the date hereof now existing in favor of current or former employees, agents, directors or officers of the Company as provided in its organizational documents and indemnification agreements or arrangements heretofore entered into by the Company in accordance with their terms. The Company shall continue to provide directors' and officers' liability insurance with respect to claims against the Executive arising from facts, events, acts or omissions which occurred at or prior to the date hereof, to the same extent and with the same coverage and amounts, and terms and conditions, as that coverage provided by the Company from time to time for its executives or directors. In the event that the Company or any of its respective successors or assigns undergoes a Change of Control, then, and in each such case, proper provision will be made so that the successors and assigns of the Company, will assume the obligations set forth in this Section 10.2.

11.      Return of Company Materials.

     11.1 Executive agrees to deliver promptly to the Company all originals and copies of materials in the Executive's possession, custody, or control containing Information (as defined in paragraph 7 of the Employment Agreement) and other property of the Company and its Gexa Affiliates.

12.      Acceptance.

     12.1 The Company advises Executive to consult with an attorney prior to executing this Agreement, and Executive acknowledges being given that advice.

13.      Dispute Resolution.

     13.1 Any dispute arising out of or relating to this Agreement, or any breach thereof, shall be resolved by binding arbitration in Houston, Texas, in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect, as amended by this Agreement, and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement. The arbitrator's decision shall follow the plain meaning of the relevant documents, apply Texas law, and shall be final and binding. The location of such arbitration in Houston, Texas, shall be selected by the Company in its sole and absolute discretion. All costs and expenses, including attorneys' fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses.

     13.2 Notwithstanding the preceding paragraph, the Parties acknowledge that either of them may seek emergency or temporary or permanent injunctive relief or a restraining order, including but not limited to such emergency relief or temporary or permanent injunctive relief or a restraining order to enforce paragraphs 7, 8 and 10 of the Employment Agreement, but absolutely no other relief, in any court of competent jurisdiction. All other disputes, claims and remedies shall be settled by arbitration in accordance with Section 13.1.

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

14. No Defamatory Statements. Executive and the Company agree that neither will make statements about the other at any time that are slanderous, libelous or defamatory.

15.      Miscellaneous.

     15.1 The Parties acknowledge that this Agreement is the result of a compromise and shall never be construed as, or said by either of them to be, an admission by the other of any liability, wrongdoing, or responsibility. The Parties expressly disclaim any such liability, wrongdoing, fault, or responsibility.

     15.2 This Agreement, the surviving paragraphs of the Employment Agreement and agreements and documents related to Options, Restricted Stock and other benefit plans constitute the entire agreement between the Parties. This Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

     15.3 The Parties warrant that no representations have been made other than those contained in the written provisions of this Agreement, and that they do not rely on any representations not stated in this Agreement.

     15.4 The Parties further warrant that they or their undersigned representatives are legally competent and fully authorized to execute and deliver this Agreement.

     15.5 The Parties confirm they have had the opportunity to have this Agreement explained to them by attorneys of their choice, and that they execute this Agreement freely, knowingly and voluntarily. The Company is relying on its own judgment and on the advice of its attorneys and not upon any recommendation of Executive or his agents, attorneys or other representatives. Likewise, Executive is relying on his own judgment and on the advice of his attorneys, and not upon any recommendation of the Company or its directors, officers, employees, agents, attorneys or other representatives. By voluntarily executing this Agreement, both Parties confirm their competence to understand and do hereby accept the terms of this Agreement as resolving fully all differences, disputes and claims that may exist within the scope of this Agreement.

     15.6 Executive represents that neither he nor any person, organization or other entity on his behalf has filed or authorized the filing of and will file or participate in, at any time, any complaints, charges or lawsuits against the Company and/or its Affiliates with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to Executive, any such complaint has been or is filed on his behalf, he will use his best efforts to cause it to immediately be withdrawn and dismissed with prejudice with respect to the subjects described in Section 7 of this Agreement.

     15.7 The Company represents that it has not filed or authorized and will not file or participate in, at any time, the filing of any complaints, charges or lawsuits against Executive with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to the Company, any such complaint has been filed on its behalf, it will use his best efforts to cause it to immediately be withdrawn and dismissed with prejudice with respect to the Subject described in Section 8 of this Agreement.

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

     15.8 This Agreement may not be modified or amended except by a writing signed by all Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions contained in it shall be valid unless it is in writing signed by the Party against whom the waiver is to be enforced.

     15.9 If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of the Agreement.

     15.10 The Parties have cooperated in the preparation of this Agreement. Hence, the Agreement shall not be interpreted or construed against or in favor of any Party by virtue of the identity, interest, or affiliation of its preparer.

     15.11 This Agreement is made and shall be enforced pursuant to the laws of the State of Texas, without regard to its law governing conflicts of law. All performance required by the terms of this Agreement shall take place in Harris County, Texas.

                            [SIGNATURE PAGE FOLLOWS]

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

James Burke  ("Executive")           GEXA CORP. ("Company")


                                     By:_/s/_________________________________
/s/                                       Printed Name:______________________
___________________________________  Title:__________________________________
                                     Date:_____________________________________
Date:
______________________________________

            THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION.

              THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS.

                                       11